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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-117183 of Quanex Corporation on Form S-3 of our report dated December 15, 2003 (September 23, 2004 as to Note 20) for the year ended October 31, 2003 appearing in the Current Report on Form 8-K of Quanex Corporation filed on September 23, 2004, and to the reference to us under the heading "Experts" which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
September 24, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM